Exhibit 99.1

FOR IMMEDIATE RELEASE	May 24, 2007

BreitBurn Energy Partners L.P. Completes Acquisition of Florida Oil Properties

Los Angeles, CA. — BreitBurn Energy Partners L.P. (NASDAQ: BBEP) (BreitBurn) announced today that it has completed the purchase of certain oil and gas properties along the Sunniland Trend in Florida from Calumet Florida, L.L.C. The purchase was made pursuant to the terms and conditions of a Purchase and Sale Agreement with Calumet previously announced on May 17, 2007.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is an independent oil and gas limited partnership, formed in 2006 by a subsidiary of Provident Energy Trust, focused on the acquisition, exploitation and development of oil and gas properties.  BreitBurn’s assets consist primarily of producing and non-producing crude oil reserves located in the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Permian Basin in West Texas and, the Sunniland Trend in Florida.  Visit BreitBurn online at www.BreitBurn.com

Investor Relations Contact:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

Or

Pierre Hirsch of Kalt Rosen Group/Ruder Finn/West

(415) 692-3060

BBEP-IR

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